Securities and Exchange Commission
                  Washington, D.C. 20549

                        Form 8-K/A

                      Current Report

            Pursuant to Section 13 or 15(d) of
            the Securities Exchange Act of 1934

           Date of Report (Date of earliest event
               reported): September 4, 1998.

                 Internet Media Corporation
   (Exact name or registrant as specified in its charter)


NEVADA                  333-26385          72-1346591
(State or other   (Commission File No.)  (I.R.S. Employer
jurisdiction of                          Identification No.)
incorporation)

   8748 Quarters Lake Road, Baton Rouge, Louisiana 70809
         (Address of principal executive offices,
                     including zip code)

               Registrant's telephone number,
            including area code: (504) 922-7744

                 Media Entertainment, Inc.
   (Former name or address, if changed since last report)


                             Form 8-K

Internet Media Corporation

Item 2.  Acquisition or Disposition of Assets.

On September 4, 1998, Internet Media Corporation, a Nevada corporation (the "Company"), through its wholly-owned subsidiary, Santa Fe Wireless Internet, Inc., a New Mexico corporation ("SFWI"), acquired all of the assets, including the name and good will, of a Santa, Fe, New Mexico-based sole proprietorship known as "Desert Rain Internet Service" ("DSRT"). The assets acquired from DSRT are useful in the operation of an Internet Service Provider (ISP) and included, without limitation, modems, computer hardware and office equipment. With the acquired assets, SFWI currently operates an ISP under the Desert Rain Internet Service trade name. The assets of DSRT were acquired from Katrina Koehler for $25,000 in cash, which sale price was determined through negotiations with Ms. Koehler. The source of funds for the acquisition of DSRT was the Company's capital reserves.

Item 7.  Financial Statements and Exhibits.

Pursuant to the applicable provisions of Regulation S-X, Registrant is not required to provide audited financial statements relating to DSRT.

                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 20, 1998.

INTERNET MEDIA CORPORATION


By: /s/ David M. Loflin
     David M. Loflin
     President


                        INDEX OF EXHIBITS

Exhibit #     Description of Document
---------     -----------------------

*   10.1      Business Acquisition Agreement, dated as of
              August 7, 1998, between Santa Fe Wireless
              Internet, Inc., a New Mexico corporation and
              Katrina Koehler, d/b/a Desert Rain Internet
              Service, a sole proprietorship.
___________________________
* Incorporated by reference from Registrant's Current Report on Form 8-K, dated of event: 9-4-98, filed with the Commission on September 22, 1998.